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                                                                    EXHIBIT 23




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-96616, 33-677, 2-77778, 2-83297, 2-81753, 33-17875, 33-19911, 33-25396, 33-25674) and on
Form S-3 (No. 33-45213) of Ralston Purina Company (Company) and the Prospectuses thereto, of our reports dated November 4, 1994, except as to the "Subsequent Event" note, which is dated as of November 15, 1994 for Ralston Purina Company and Ralston Purina Group, relating to the consolidated financial statements of the Company, the combined financial statements of the Ralston Purina Group and the combined financial statements of the Continental Baking Group which appear on page 88, 24, and 54, respectively, of the Ralston Purina Company 1994 Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-1 of this Form 10-K.






PRICE WATERHOUSE LLP
St. Louis, Missouri

December 28, 1994